Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF

GRANITE CITY FOOD & BREWERY LTD.

Granite City Food & Brewery Ltd. (the “Company”) purchased substantially all the assets of the Cadillac Ranch restaurants at the Mall of America in Bloomington, Minnesota, Miami, Florida, Oxon Hill, Maryland, Annapolis, Maryland and Indianapolis, Indiana (collectively “Cadillac Ranch Restaurants”).  In addition to the restaurant assets, the Company acquired certain intellectual property and assumed certain of Cadillac Ranch Restaurants’ property leases.  The Company funded the purchase with cash and an expansion of its credit facility.

The following unaudited pro forma condensed combined financial information is based on the historical statements of the Company and Cadillac Ranch Restaurants and gives effect to the Company’s acquisition of substantially all the assets of Cadillac Ranch Restaurants and borrowings of $7.6 million from the Company’s credit facility.

The unaudited pro forma condensed combined consolidated balance sheet combines the Company’s and Cadillac Ranch Restaurants’ historical balance sheets at September 27, 2011 and September 30, 2011, respectively, and is presented as if the transactions had occurred on such date.  The unaudited pro forma condensed combined statements of operations for the three quarters ended September 27, 2011 and the year ended December 28, 2010 combines the Company’s and Cadillac Ranch Restaurants’ historical income statements for such periods and are presented as if the transactions had occurred at the beginning of fiscal year 2010.

The total purchase price has been allocated to the assets acquired, including identifiable intangible assets, based upon the Company’s estimate of their fair values at the time of the acquisition.

The unaudited pro forma condensed combined financial information has been prepared based on assumptions deemed appropriate by the Company.  The pro forma adjustments and certain assumptions are described in the accompanying notes.  The unaudited pro forma condensed combined financial information is for informational purposes only and does not purport to reflect the results of operations or financial position that would have occurred if the pro forma transactions had been consummated on the dates indicated above, nor does it purport to represent the financial position or results of operation of the Company for any future periods.  Future results may vary significantly from the information reflected in the following unaudited pro forma condensed combined income statements due to factors beyond control of the Company.

The unaudited pro forma condensed combined financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements and related notes of the Company in its Annual Report on Form 10-K for the year ended December 28, 2010 and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 29, 2011, June 28, 2011 and September 27, 2011.

The following table summarizes the estimated fair values of net assets acquired:

Equipment and fixtures	$1,328,575
Leasehold improvements	4,727,352
Liquor licenses, other	112,515
Intellectual property	1,538,729
Purchase price	$7,707,171

Additionally, the Company acquired inventory valued at $139,636.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	September 27, 2011	September 30, 2011
	Granite City	Cadillac Ranch
	Food & Brewery Ltd.	Restaurants	Pro forma		Pro forma
	(Historical)	(Historical)	Adjustments		Combined
ASSETS:
Current assets:
Cash and cash equivalents	$1,435,333	$87,920	$(1,027,556	)(1) (2) (3) (4)	$495,697
Inventory	991,330	139,636	—		1,130,966
Prepaids and other	993,530	288,058	(288,058	)(1)	993,530
Total current assets	3,420,193	515,614	(1,315,614)		2,620,193

Prepaid rent, net of current portion	206,287	—	—		206,287
Property and equipment, net	49,114,683	9,661,762	(3,605,835	)(5)	55,170,610
Intangible and other assets	1,420,563	187,812	1,463,432	(5)	3,071,807
Total assets	$54,161,726	$10,365,188	$(3,458,017)		$61,068,897

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$2,766,890	$828,810	$(828,810	)(1)	$2,766,890
Accrued expenses	5,184,494	988,696	(988,696	)(1)	5,184,494
Deferred rent, current portion	450,534	—	—		450,534
Deferred gain, current portion	30,516	—	—		30,516
Line of credit, current portion	68,210	—	224,476	(3)	292,686
Long-term debt/obligations, current portion	693,757	2,415,937	(2,239,483	)(1) (3)	870,211
Capital lease obligations, current portion	706,920	—	—		706,920
Total current liabilities	9,901,321	4,233,443	(3,832,513)		10,302,251

Deferred rent, net of current portion	3,671,027	4,459,260	(4,459,260	)(1)	3,671,027
Deferred gain, net of current portion	190,724	—	—		190,724
Line of credit, net of current portion	931,790	—	2,382,695	(3)	3,314,485
Long-term debt, net of current portion	7,175,396	101,289	4,722,257	(1) (3)	11,998,942
Capital lease obligations, net of current portion	30,059,059	—	—		30,059,059
Total liabilities	51,929,317	8,793,992	(1,186,821)		59,536,488

Shareholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized;
3,000,000 issued and outstanding at 9/27/11	30,000	—	—		30,000
Common stock, $0.01 par value, 90,000,000 shares authorized;
4,654,067 shares issued and outstanding at 9/27/11	46,541	—	—		46,541
Additional paid-in capital	73,152,065	—	—		73,152,065
Stock dividends distributable	335	—	—		335
Accumulated equity (deficit)	(70,996,532)	1,571,196	(2,271,196	)(1) (4)	(71,696,532)
Total shareholders’ equity	2,232,409	1,571,196	(2,271,196)		1,532,409

Total liabilities and shareholders’ equity	$54,161,726	10,365,188		$(3,458,017)	$61,068,897

(1)	Reflects the following assets not acquired and liabilities and equity not assumed:
	Cash and cash equivalents	$87,920
	Prepaids and other	$288,058
	Accounts payable	$828,810
	Accrued expenses	$988,696
	Long-term debt/obligations, current portion	$2,415,937
	Deferred rent, net of current portion	$4,459,260
	Long-term debt, net of current portion	$101,289
	Shareholders’ equity	$1,571,196

(2)	Reflects cash paid to Cadillac Ranch:
	Inventory	$139,636
	Property and equipment, net	6,055,927
	Intangible and other assets	1,651,244
		$7,846,807

(3)	Reflects borrowings from credit facility:
	Line of credit	$2,607,171
	Long-term debt	5,000,000
		$7,607,171

(4)	Reflects acquisition costs:	$700,000

(5)	Reflects the fair value of assets purchased and eliminates the book value of assets purchased
	Property and equipment, net - fair value	$6,055,927
	Intangible and other assets - fair value	1,651,244
	Property and equipment, net - book value	(9,661,762)
	Intangible and other assets - book value	(187,812)
		$(2,142,403)

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE FISCAL YEAR ENDED DECEMBER 28, 2010

	For Fiscal	For Fiscal
	Year 2010	Year 2010
	Granite City	Cadillac Ranch
	Food & Brewery Ltd.	Restaurants	Pro forma		Pro forma
	(Historical)	(Historical)	Adjustments		Combined

Restaurant revenue	$89,330,387	$11,223,342	$—		$100,553,729

Cost of sales:
Food, beverage and retail	24,719,133	3,363,579	—		28,082,712
Labor	30,704,676	2,391,916	—		33,096,592
Direct restaurant operating	13,292,360	1,603,100	—		14,895,460
Occupancy	8,355,535	1,008,623	—		9,364,158
Total cost of sales	77,071,704	8,367,218	—		85,438,922

General and administrative	6,577,529	212,725	—		6,790,254

Depreciation and amortization	5,956,257	634,736	(249,408	)(1)	6,341,585
Exit or disposal activities	729,839	—	—		729,839
Loss (gain) on disposal of assets	(29,636)	—	—		(29,636)
Operating income (loss)	(975,306)	2,008,663	249,408		1,282,765

Interest:
Income	14,360	—	—		14,360
Expense	(3,563,816)	(268,711)	(237,831	)(2)	(4,070,358)
Net interest expense	(3,549,456)	(268,711)	(237,831)		(4,055,998)

Net (loss) income before income taxes	(4,524,762)	1,739,952	11,577		(2,773,233)

Provision for income taxes	—	—	—	(3)	—
Net (loss) income	$(4,524,762)	$1,739,952	$11,577		$(2,773,233)

Loss per common share, basic	$(0.61)				$(0.38)

Weighted average shares outstanding, basic	7,367,079				7,367,079

(1)	Reflect depreciation and amortization based on the fair value of assets acquired less depreciation and amortization based on book value of assets acquired:
	Depreciation and amortization - fair value	$385,328
	Depreciation and amortization - book value	(634,736)
		$(249,408)

(2)	Reflects interest expense on acquisition borrowings less interest on debt not assumed:
	Interest - acquisition borrowings	$506,542
	Interest - debt not assumed	(268,711)
		$237,831

(3)

Reflects the income tax calculated on the additional income from Cadillac Ranch which would be offset by the recognition of Granite City’s deferred tax assets (net operating losses) that have been reserved by a valuation allowance.

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE THREE QUARTERS ENDED SEPTEMBER 27, 2011

	For Three Quarters	For Three Quarters
	Ended 9/27/11	Ended 9/30/11
	Granite City	Cadillac Ranch
	Food & Brewery Ltd.	Restaurants	Pro forma		Pro forma
	(Historical)	(Historical)	Adjustments		Combined

Restaurant revenue	$70,072,350	$13,311,806	$—		$83,384,156

Cost of sales:
Food, beverage and retail	19,048,008	4,230,618	—		23,278,626
Labor	23,983,390	2,875,322	—		26,858,712
Direct restaurant operating	10,410,292	1,819,377	—		12,229,669
Occupancy	5,250,643	1,388,386	—		6,639,029
Total cost of sales	58,692,333	10,313,703	—		69,006,036

Pre-opening	6,608	—	—		6,608
General and administrative	5,736,591	720,500	—		6,457,091

Depreciation and amortization	4,526,246	809,777	(331,253	)(1)	5,004,770
Exit or disposal activities	(156,900)	—	—		(156,900)
Gain on disposal of assets	(34,619)	—	—		(34,619)
Operating income (loss)	1,302,091	1,467,826	331,253		3,101,170

Interest:
Income	4,197	—	—		4,197
Expense	(2,824,059)	(566,084)	201,555	(2)	(3,188,588)
Net interest expense	(2,819,862)	(566,084)	201,555		(3,184,391)

Net (loss) income before income taxes	(1,517,771)	901,742	532,808		(83,221)

Provision for income taxes	—	—	85,000	(3)	85,000
Net (loss) income	$(1,517,771)	$901,742	$447,808		$(168,221)

Loss per common share, basic	$(1.39)				$(1.17)

Weighted average shares outstanding, basic	5,961,102				5,961,102

(1)	Reflect depreciation and amortization based on the fair value of assets acquired less depreciation and amortization based on book value of assets acquired:
	Depreciation and amortization - fair value	$478,524
	Depreciation and amortization - book value	(809,777)
		$(331,253)

(2)	Reflects interest expense on acquisition borrowings less interest on debt not assumed:
	Interest - acquisition borrowings	$364,529
	Interest - debt not assumed	(566,084)
		$(201,555)

(3)

Reflects the income tax calculated on the additional income from Cadillac Ranch which would be partially offset by the recognition of Granite City’s deferred tax assets (net operating losses) that have been reserved by a valuation allowance. The net operating losses recognized are subject to an IRC Section 382 limitation and are therefore unavailable to offset the entire tax liability. This reflects taxes at an assumed rate of 37.8 percent.

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.